UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2022

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) At meetings on January 24, 2022 and January 25, 2022, the Personnel and Compensation Committee of Teledyne’s Board of Directors (the "Committee") took the following actions, which were ratified by Teledyne's Board of Directors on January 25, 2022:

(1) The Committee authorized payment of Annual Incentive Plan (“AIP”) cash bonus awards under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Plan”) to each of the Named Executive Officers identified in Teledyne’s 2021 Proxy Statement with respect to the 2021 fiscal year. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. For 2021, 40% of the award is tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of managed working capital as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, per the Committee's policy, downward (but not upward) discretionary adjustments are allowed with respect to awards to Named Executive Officers identified in the proxy statement filed in the award year. AIP awards are generally paid from a pool not to exceed 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.

The following table sets forth the AIP cash bonus payments for the 2021 fiscal year to the Named Executive Officers identified in Teledyne’s 2021 Proxy Statement:

Name	Position	2021 AIP Award
Robert Mehrabian	Chairman, President and Chief Executive Officer	$1,884,600
Aldo Pichelli	Retired President and Chief Executive Officer	$1,021,800
Susan L. Main	Senior Vice President and Chief Financial Officer	$604,100
Jason Vanwees	Vice Chairman	$576,600
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	$458,500

(2) The Committee approved the 2022 goals for the AIP cash bonus awards to each of Teledyne’s Named Executive Officers under the Plan. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards are tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of managed working capital as a percentage of revenue and 20% to the achievement of specified individual performance objectives. In addition, per the Committee's policy, downward (but not upward) discretionary adjustments are allowed with respect to awards to Named Executive Officers identified in the proxy statement filed in the award year. AIP awards are generally paid from a pool not to exceed 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.

For 2022, subject to the performance measures and discretion of the Committee, as noted above, the following Named Executive Officers identified in Teledyne’s 2021 Proxy Statement are eligible for a target AIP cash bonus based on the following percentage of their annual base salary:

Name	Position	2022 AIP Award Eligibility as a Percentage of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	150%
Susan L. Main	Senior Vice President and Chief Financial Officer	80%
Jason Vanwees	Vice Chairman	80%
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	75%
(3) The Committee established a Restricted Stock Award Program under the Plan for key employees, including the Named Executive Officers currently employed by the company. This program provides grants of restricted stock or restricted stock units, generally each calendar year, to key employees at an aggregate fair market value equal to a specified percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if Teledyne fails to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a restricted stock award, then all of the restricted stock is forfeited. If Teledyne achieves the minimum established performance goals, but fails to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited. The performance goal for the 2022-2024 restricted stock award is the price of Teledyne’s common stock as compared to the S&P 500 Index. In order for a participant to retain the restricted shares, Teledyne’s three-year aggregate return to shareholders (as measured by Teledyne’s stock price) must be at least 35% of the performance of the S&P 500 Index for the three-year period. If Teledyne’s stock performance is less than 35% of the S&P 500 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or more than 100%, no shares are forfeited and the participant does not receive additional shares.

For the 2022-2024 Restricted Stock Award, the percentage of base salary used to determine the amount of the grant for the following Named Executive Officers identified in Teledyne’s 2021 Proxy Statement is set forth below:

Name	Position	2022 Restricted Stock Award as a Percentage of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	160%
Susan L. Main	Senior Vice President and Chief Financial Officer	45%
Jason Vanwees	Vice Chairman	45%
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	45%

(4)    The Committee granted a special one-time Restricted Stock Award to Dr. Mehrabian in the amount of 7,017 restricted shares. This one-time Restricted Stock Award is subject to the same terms and conditions as the awards granted under the Restricted Stock Award Program described above, including with respect to vesting and performance goals.

(5)    The Committee established under the Plan a three-year cycle of Teledyne’s Performance Plan for key employees, including the Named Executive Officers.

Performance Plan awards are intended to reward executives to the extent Teledyne achieves specific pre-established financial performance goals and provides a greater long-term return to shareholders relative to a broader market index. The 2022-2024 performance plan awards are based on the following goals: 40% of the award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. No awards are made if the three-year aggregate operating profit is less than 75% of target, unless the Committee determines otherwise. A maximum of 200% for each component can be earned if 120% of the target is achieved. For the 2022-2024 performance cycle, established by the Committee at its January 24 and January 25, 2022 meetings, the S&P 500 Index is the benchmark for the specified return to shareholders component.

Awards are paid in cash to the participants as soon as practicable after the end of the performance cycle.

For the 2022-2024 performance cycle, the following Named Executive Officers identified in Teledyne’s 2021 Proxy Statement are eligible for a target award based on the following percentage of their annual base salary:

Name	Position	2022 Performance Plan Award Eligibility as a Percentage of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	160%
Susan L. Main	Senior Vice President and Chief Financial Officer	45%
Jason Vanwees	Vice Chairman	45%
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	45%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: January 27, 2022